UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020
KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11299 N. Illinois Street
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange

Item 7.01 Regulation FD Disclosure.

On March 26, 2020, KAR Auction Services, Inc. (the “Company”) issued a press release providing a business update related to the ongoing COVID-19 pandemic and announcing that it will hold a conference call on Friday, March 27, 2020 at 11:00 a.m. Eastern Time. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is withdrawing its 2020 outlook and financial guidance provided in its Current Report on Form 8-K furnished on February 18, 2020 given the uncertainty of the business climate as impacted by COVID-19 and the unpredictable timeline of market recovery.

The Company’s executive officers have voluntarily elected to reduce or forgo their respective base salaries effective April 5, 2020 through at least June 27, 2020, including James P. Hallett, Chief Executive Officer, Eric M. Loughmiller, Executive Vice President and Chief Financial Officer, and Peter J. Kelly, President, each voluntarily electing to forgo 100% of his base salary during this period. In addition, each non-employee director serving on the Company’s Board of Directors voluntarily elected to forgo one-fourth of his or her annual cash retainer and applicable chair, membership and lead independent director fees, which was each to be paid at the end of the second quarter 2020.

Item 8.01. Other Events.

In light of the rapidly evolving COVID-19 outbreak, the Company is supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2019 by adding the following risk factor:

Our business is subject to risks arising from pandemics, epidemics or disease outbreaks, such as the recent outbreak of the COVID-19 virus. The extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted.

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. The outbreak has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders and business shutdowns. These measures have not only negatively impacted consumer spending and business spending habits, they have also adversely impacted and may further impact our workforce and operations and the operations of our customers, suppliers and business partners. These measures may remain in place for a significant period of time and they are likely to continue to adversely affect our business, results of operations and financial condition.

The spread of COVID-19 has caused us to modify our business practices (including restricting employee travel, modifying employee work locations, suspending physical sale operations and reducing operations at our facilities), and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers and business partners. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities.

The extent to which the COVID-19 outbreak impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business as a result of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are based on management’s current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 virus on our business and the economy generally, and those other matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT NO.   DESCRIPTION OF EXHIBIT

99.1    Press release dated March 26, 2020 – “KAR Global Provides Business Update”

104    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAR AUCTION SERVICES, INC.

Date: March 26, 2020
By: /s/ Charles S. Coleman
Charles S. Coleman
Senior Vice President, General Counsel and Secretary